Exhibit 99.1

Directors, Executive Officers and Capitalization of the Guarantors

	Title of	Amount	Amount
Name of Guarantor	Class	Authorized	Outstanding	Officers	Directors

38286 Bermuda Ltd	Common	500,000,000	177,995,763	Estera Services (Bermuda) Limited (Secretary)	Hooman Yazhari, Estera Directors I (Bermuda) Limited

6922767 Holding S.à r.l.	Shares	1,228,377,778	1,228,377,778	None	Geoff Kellogg (Manager A), Hooman Yazhari (Manager A), Michel Colaci (Manager B), Jimmy Tong Sam (Manager B), François Petit (Manager B)

Capital Aviation Services B.V.	Shares	1,000	202	None	CHC Holding NL B.V.

CHC Asset Holding Cayman Ltd.	Shares	5,000,000	1	None	Helicopter Member Ltd.

CHC Cayman ABL Parent Ltd.	Ordinary Shares	50,000	601	None	Hooman Yazhari, Jamie Nelson

CHC Cayman Investments I Ltd.	Ordinary	1,000	2	None	Hooman Yazhari, Jamie Nelson

CHC Den Helder B.V.	Shares	90,000	18,000	None	CHC Holding NL B.V.

CHC Finance Ltd.	Shares	5,000,000	1	None	Helicopter Member Ltd.

CHC Global Operations (2008) ULC	Common Shares	No Max	1	John Hanbury (Treasurer), Paul King (Vice President & Chief Information Officer), Duncan Trapp (Vice President, Safety & Quality), Lee Eckert (Chief Financial Officer)	Paul King, Lee Eckert

CHC Global Operations Canada (2008) ULC	Common Shares	No Max	17,995,942	John Hanbury (Treasurer), Paul King (Vice President & Chief Information Officer), Duncan Trapp (Vice President, Safety & Quality), Lee Eckert (Chief Financial Officer)	Paul King, David Balevic

CHC Global Operations International ULC	Common Shares	No Max	7,932,911	John Hanbury (Treasurer), Paul King (Vice President & Chief Information Officer), Duncan Trapp (Vice President, Safety & Quality), Lee Eckert (Chief Financial Officer)	Paul King, David Balevic

CHC Helicopter (1) S.à r.l.	Ordinary	12,502	12,502	None	Geoff Kellogg (Manager A), Hooman Yazhari (Manager A), Michel Colaci (Manager B), Jimmy Tong Sam (Manager B), François Petit (Manager B)

CHC Helicopter (2) S.à r.l.	Shares	12,502	12,502	None	Geoff Kellogg (Manager A), Hooman Yazhari (Manager A), Michel Colaci (Manager B), Jimmy Tong Sam (Manager B), François Petit (Manager B)

CHC Helicopter (3) S.à r.l.	Shares	12,502	12,502	None	Geoff Kellogg (Manager A), Hooman Yazhari (Manager A), Michel Colaci (Manager B), Jimmy Tong Sam (Manager B), François Petit (Manager B)

CHC Helicopter (4) S.à r.l.	Shares	12,502	12,502	None	Geoff Kellogg (Manager A), Hooman Yazhari (Manager A), Michel Colaci (Manager B), Jimmy Tong Sam (Manager B), François Petit (Manager B)

CHC Helicopter (5) S.à r.l.	Shares	12,501	12,501	None	Geoff Kellogg (Manager A), Hooman Yazhari (Manager A), Michel Colaci (Manager B), Jimmy Tong Sam (Manager B), François Petit (Manager B)

CHC Helicopter Australia Pty Ltd	Ordinary	N/A	3	Gaetano Patrick Tomba (Managing Director), Lee Eckert (Finance Director)	Lee Eckert, Gaetano Tomba

CHC Helicopter Holding (Cayman) Ltd.	Ordinary Shares	50,000	1	None	Jamie Nelson, Hooman Yazhari

CHC Helicopter Holding S.à r.l.	Shares	12,511	12,511	None	Geoff Kellogg (Manager A), Hooman Yazhari (Manager A), Michel Colaci (Manager B), Jimmy Tong Sam (Manager B), François Petit (Manager B)

CHC Helicopter S.A.	Class A Shares	49,454,147	49,454,147	None	Geoff Kellogg (Manager A), Hooman Yazhari (Manager A),

	Class B Shares	49,454,147	49,454,147		Michel Colaci (Manager B), Jimmy Tong Sam (Manager B),

	Class C Shares	49,454,147	49,454,147		François Petit (Manager B)

	Class D Shares	49,454,147	49,454,147

	Class E Shares	49,454,147	49,454,147

	Class F Shares	49,454,147	49,454,147

	Class G Shares	49,454,147	49,454,147

	Class H Shares	49,454,147	49,454,147

	Class I Shares	49,454,147	49,454,147

	Class J Shares	49,454,147	49,454,147

CHC Helicopters (Barbados) Limited	Common Shares	Unlimited	50,722,135	James Misener (President), ATC Secretarial Services Inc. (Secretary & Treasurer)	Stephen R. Edghill (Chairman), James A.

	Class A Redeemable Preference Shares	50,000	23,317		Misener, David C. Bynoe, John R. S. Mackenzie

	Class B Redeemable Preference Shares

CHC Helicopters (Barbados) SRL	Common Quotas	Unlimited	754,382,145	James Misener (President), ATC Secretarial Services Inc. (Secretary)	Stephen R. Edghill, James A. Misener, David C. Bynoe, John R. S. Mackenzie

CHC Holding (UK) Limited	Ordinary Shares	36,537,458	36,537,458	Helen Light (Secretary)	Mark Abbey, Shaun Stewart, Dennis Corbett

	‘A’ Preference Shares	5,259,000	5,259,000

	‘B’ Preference Shares	1,052,000	1,052,000

CHC Holding NL B.V.	Shares	90,000	19,000	None	Christian Krajewski, Cornelis Martinus Visser

CHC Hoofddorp B.V.	Shares	900	180	None	CHC Holding NL B.V.

CHC Intermediate Holding LLC	Shares	Unlimited	1	None	CHC Group LLC

CHC Leasing (Ireland) Designated Activity Company	Shares	100,000	100	Helen Light (Company Secretary), Bradwell Limited (Assistant Company Secretary)	Aoife Considine, Russell Waide, Gillian Flanagan

CHC Netherlands B.V.	Shares	900	183	None	CHC Holding NL B.V.

CHC Norway Acquisition Co AS	Shares	26,000	26,000	Edward Lane (General Manager / Daglig Leder)	Arne Roland, Karl Gjelvik, Edward Lane

Heli-One (Netherlands) B.V.	Shares	1,000	200	None	CHC Holding NL B.V.

Heli-One (Norway) AS	Shares	2,000	2,000	Edward Lane (General Manager / Daglig Leder)	Arne Roland, Karl Gjelvik, Edward Lane, (Alternate: Thorleif Eng Jakobsen) Employee representative Directors: Arnfinn Nærland, Edvin Holstad, John Kåre Pedersen, (Alternate: Morten A. Nielsen)

Heli-One (U.S.) Inc.	Common Shares	1,000	100	Anthony DiNota (President), Nicolas Stable (Secretary), Scott Thanisch (Treasurer)	Anthony DiNota, Nicolas Stable

Heli-One (UK) Limited	Ordinary Shares	1,500,000	1,500,000	Helen Light (Secretary)	Shaun Stewart, Dennis Corbett

	‘A’ Participating Ordinary Shares	1,000,000	1,000,000

	Cumulative Redeemable ‘A’ Preference Shares	6,750,000	6,750,000

	Cumulative Redeemable ‘B’ Preference Shares	3,250,000	3,250,000

Heli-One American Support, LLC	Membership Interests	N/A	100%	Anthony DiNota (President), Nicolas Stable (Secretary), Scott Thanisch (Treasurer)	Anthony DiNota, Nicolas Stable

Heli-One Canada ULC	Common Shares	No Max	143,409,759	John Hanbury (Treasurer), Paul King (Vice President & Chief Information Officer), Duncan Trapp (Vice President, Safety &	Paul King, Lee Eckert

	Class A Preferred Shares	No Max	0	Quality), Lee Eckert (Chief Financial Officer), Karl Fessenden (Chief Executive Officer), Anthony DiNota (President), Graham Turner

	Class B Preferred Shares	No Max	1	(Global Customs Manager)

	Class C Preferred Shares	No Max

	Class D Preferred Shares	No Max

	Class E Preferred Shares	No Max

Heli-One Holdings (UK) Limited	Shares	58,775,753	58,775,753	Helen Light (Secretary)	Shaun Stewart, Dennis Corbett

Heli-One Leasing (Norway) AS	Shares	1,500	1,500	Arne Roland (General Manager / Daglig Leder)	Arne Roland, Karl Gjelvik, Edward Lane (Chairman)

Heli-One Leasing ULC	Common Shares	No Max	95,825,939	John Hanbury (Treasurer), Paul King (Vice President & Chief Information Officer), Duncan Trapp (Vice President, Safety &	Paul King, Lee Eckert

	Class A Preferred Shares	No Max	0	Quality), Lee Eckert (Chief Financial Officer), Anthony DiNota (President)

Heli-One (Poland) Sp. z o.o.	Shares	100	100	None	Arne Roland, Karl Gjelvik

Heli-One USA Inc.	Common Shares	1,000	1,000	Anthony DiNota (President), Nicolas Stable (Secretary), Scott Thanisch (Treasurer)	Anthony DiNota, Nicolas Stable

Heliworld Leasing Limited	Ordinary Shares	1,000	1	Helen Light (Secretary)	Shaun Stewart, Dennis Corbett

Integra Leasing AS	Shares	150	150	None	Edward Lane, Arne Roland (Chairman)

Lloyd Bass Strait Helicopters Pty Ltd	Ordinary Shares	N/A	2	Gaetano Patrick Tomba (Managing Director), Lee Eckert (Finance Director)	Lee Eckert, Gaetano Tomba

Lloyd Helicopter Services Limited	Ordinary Shares	30,000,000	30,000,000	Helen Light (Secretary)	Shaun Stewart, Dennis Corbett

	Redeemable Ordinary Shares	10,000,000	10,000,000

Lloyd Helicopter Services Pty Ltd	Ordinary Shares	N/A	54,800,000	Gaetano Patrick Tomba (Managing Director), Lee Eckert (Finance Director)	Lee Eckert, Gaetano Tomba

Lloyd Helicopters International Pty Ltd.	Ordinary Shares	N/A	2	Gaetano Patrick Tomba (Managing Director), Lee Eckert (Finance Director)	Lee Eckert, Gaetano Tomba

Lloyd Helicopters Pty Ltd	Class A	N/A	1,000	Gaetano Patrick Tomba (Managing Director), Lee Eckert (Finance Director)	Lee Eckert, Gaetano Tomba

Management Aviation Limited	Ordinary Shares	25,651,354	25,651,354	Helen Light (Secretary)	Shaun Stewart, Dennis Corbett